UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

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                              The Ohio Art Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                          THE OHIO ART COMPANY
                          --------------------

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD JUNE 5, 2001
                        -----------------------

                                                                     Bryan, Ohio
                                                                    May 10, 2001


To the Shareholders of
   The Ohio Art Company

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of THE OHIO ART COMPANY will be held at the Summit Club, 110 W. Berry Street, Fort Wayne, Indiana, on June 5, 2001 at 10:00 AM local time for the following purposes:

     1.  To elect three directors to serve for a term of two years.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 26, 2001 are entitled to notice of and to vote at the meeting.



                                                 William C. Killgallon
                                                 Chairman of the Board



                               IMPORTANT

WHETHER YOU OWN FEW OR MANY SHARES, IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THIS MEETING; THEREFORE, PLEASE FILL IN, DATE, AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO STAMP IS NECESSARY IF MAILED IN THE U.S.

                           THE OHIO ART COMPANY
                              One Toy Street
                              Bryan, OH 43506
                              ---------------
                              PROXY STATEMENT
                              ---------------
               Annual Meeting of Shareholders, June 5, 2001

     The accompanying proxy is solicited on behalf of the Board of Directors for use at the annual meeting of shareholders to be held on June 5, 2001. The proxy and this proxy statement are being mailed to shareholders on or about May 10, 2001. The expense of this solicitation is to be borne by the Company, and the Company may also reimburse persons holding shares in their names or in the names of their nominees for their reasonable expenses in sending proxies and proxy material to their principals.

     Unless authority is withheld, proxies in the accompanying form which are properly executed and duly returned to the Company will be voted at the meeting. Each proxy granted is revocable and may be revoked either by executing a later dated proxy or by giving notice to the Company in writing or in open meeting before any vote is taken.

     Abstentions will be treated as votes cast on a particular matter as well as shares present for purposes of establishing a quorum. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on those issues from the beneficial owners of the shares (broker "non-votes"), those broker non-votes will not be treated as either votes cast or shares present or represented for purposes of establishing a quorum.

     As of April 26, 2001, the record date, the Company had outstanding and entitled to vote at the meeting or at any adjournments thereof 886,784 shares of Common Stock. Each shareholder of record on the record date is entitled to one vote for each share held.


          INFORMATION WITH RESPECT TO DIRECTORS AND NOMINEES

     The Board of Directors of the Company is divided into two classes, with one class being elected each year for a two-year term. The Company's Code of Regulations provides that the Board of Directors shall consist of seven directors or such other number as may be fixed at a meeting of shareholders. Shareholders are being asked to elect three directors to serve for a term of two years or until their respective successors are elected and qualified. Proxies given to the Board of Directors will be voted in accordance with the direction of the shareholders. It is expected that shares held by the Killgallon Family (as defined below) will be voted to elect the three nominees set forth in the following tabulation. Directors will be elected by a plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote at the meeting.

     If any nominee named herein shall be unable to serve, the proxies will be voted for a substitute nominee and for the other nominees. The Company has no reason to believe that any listed nominee will be unable to serve.

                              Position with the Company
                            or Other Principal Occupation       Director
    Name and Age                and Other Directorships          Since
    ------------            -----------------------------       --------
                          NOMINEES TO SERVE UNTIL 2003

Martin L. Killgallon II (53)..President since June 1989.          1981

Frank L. Gallucci (76)........Attorney; Chairman and Managing     1995
                              Director Devonshire Limited (an
                              investment company).  Previously
                              served as Senior Partner of
                              Gallucci, Hopkins & Theisen
                              (a law firm) from 1976 to 1993.

Joseph A. Bockerstette (43)...Partner, Equity Mangement Group     1997
                              (an investment company).
                              Previously President of Seyfert
                                            Foods, Inc.

                    DIRECTORS CONTINUING TO SERVE UNTIL 2002

Neil H. Borden, Jr. (69)......Professor of Business               1988
                              Administration (Emeritus), Darden
                              Graduate School of Business
                              Administration, University of
                              Virginia, 1963 to present.

William C. Killgallon (62)....Chairman of the Board and Chief     1965
                              Executive Officer since June 1989.
                              Also Director of Columbia Ventures.

Wayne E. Shaffer (78).........Senior Partner of Newcomer,         1996
                              Shaffer & Spangler (a law firm).


William C. Killgallon and Martin L. Killgallon are brothers. The Messrs. Killgallon are "control" persons at the Company, as such term is defined by regulations of the Securities and Exchange Commission.


                SECURITIES BENEFICIALLY OWNED BY PRINCIPAL
                       SHAREHOLDERS AND MANAGEMENT

     Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of such shares.

     Set forth in the following table are the beneficial holdings on the basis described above as of April 26, 2001 of: (a) each person known by the Company to own beneficially more than 5% of its outstanding stock, (b) directors or nominees not listed in (a), and (c) officers and directors as a group and certain members of the Killgallon family, the owners in each case having the sole voting and investment power, except as otherwise noted.

                                                                   % OF
              NAME                           SHARES                CLASS
    -----------------------                  ------                -----
    William C. Killgallon* ...............  204,013 (1)(2)(3)      23.0%
    P.O. Box 111
    Bryan, Ohio 43506

    Martin L. Killgallon II* .............  266,213 (1)(3)(4)      30.0%
    P.O. Box 111
    Bryan, Ohio 43506

    William C. Killgallon and Martin
    L. Killgallon II as Trustees of
    the Company's Employee Stock
    Ownership Plan .......................   77,757 (3)             8.8%
    P.O. Box 111
    Bryan, Ohio 43506

(b) Joseph A Bockerstette ................        0
    Neil H. Borden, Jr ...................      604                   **
    Frank L. Gallucci ....................    1,000                   **
    Wayne E. Shaffer .....................    1,000                   **
(c) Officers and Directors as a Group ....  395,589 (5)            44.6%
    (10 Persons)

 *  A director
**  Less than 1%

(1) Includes 1,200 shares held by the Killgallon Foundation, of which William C. Killgallon, and Martin L. Killgallon II are officers and directors, and as to which beneficial ownership is disclaimed.

(2) Does not include 5,390 shares owned by his wife or 74,680 shares held by his wife as trustee for the benefit of children.

(3) Includes 77,757 shares which reflect allocated and unallocated shares held in the ESOP (as defined below) as to which William C. Killgallon and Martin
    L. Killgallon II, as trustees and members of the ESOP's Plan Committee have shared investment power. Of these 77,757 shares, 16,189 shares reflect shares that have not been allocated to participants' accounts and to which William C. Killgallon and Martin L. Killgallon II, as trustees and members of the Plan Committee have shared voting power. Of the 61,568 allocated shares, 5,650 and 5,475 shares have been allocated to the accounts of William C. Killgallon and Martin L. Killgallon II, respectively, as to which they have sole voting power. Messrs. Killgallon have no voting power with respect to the remaining 50,443 shares in the ESOP. Messrs. Killgallon disclaim beneficial ownership of all the shares held in the ESOP other than those allocated to their respective accounts.

(4) Includes 31,860 shares held for children of Martin L. Killgallon II as to which beneficial ownership is disclaimed, but does not include 2,329 shares owned by his wife or 27,523 shares held by adult children.


(5) Includes shares held by directors in (a) and (b) above, but excludes duplications.


                   COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual compensation for the Company's Chief Executive Officer and the Chief Operating Officer as well as the total compensation paid to each individual for the Company's three previous fiscal years:

                                           ANNUAL COMPENSATION
                                    ---------------------------------
     NAME AND                        (a)                 OTHER ANNUAL
PRINCIPAL POSITION                  YEAR       SALARY    COMPENSATION
                                    ----      --------   -------------
William C. Killgallon               2001      $245,736      $ 8,499
Chairman of the Board               2000       230,054       23,678
                                    1999       233,620          --

Martin L. Killgallon II             2001      $245,736      $18,323
President                           2000       230,054          --
                                    1999       233,620          --


                   COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

     The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for all employees, based primarily on the individual employee's personal performance relative to their area of responsibility and the contribution to the short-term and long-term strategic objectives of the Company. The philosophy is further driven by the concept of paying minimal annual inflationary increases and, instead, rewarding the employee through a generous incentive program when the Company is profitable.

     The compensation of the executive officers of the Company and its subsidiaries, and those employees drawing over $75,000 per year is reviewed annually and recommended by the Compensation Committee to the Board of Directors for their approval. Unanimous approval of the recommendation was made by the Directors. The "committee" is comprised entirely of non-employee directors.

     The foundation of the Company's executive compensation program is based upon the promotion of the Company's short-term and long-term business objectives, the creation of a performance-oriented environment, and the enhancement of shareholder value through the greatest achievable profitability.

     The elements of the Company's executive compensation program are:
          - Base salary compensation
          - Annual incentive compensation


     Base salary compensation is intended to compensate the executive officers at a level commensurate with their responsibilities and contribution to the short- and long-term objectives of the Company. The Committee further takes into account the local and general economic conditions, future business prospects, and length of employment with the Company.

     Annual incentive compensation is purely short-term performance based, and is comprised of the Company's Cash Bonus Incentive Plan and the ESOP Profit Sharing Plan. These plans provide annual incentive awards, payable in cash and the Company's common stock, respectively, based upon the profitability of the Company and other considerations.

     In its annual review of executive officer compensation for fiscal 2001, and based on interim financial statements available for fiscal 2001, the Committee considered the bonus of the Company's Chief Executive Officer, William C. Killgallon, and Chief Operating Officer, Martin L. Killgallon II, for fiscal 2001 and the level of base salary for 2001 in light of the Company's estimated overall performance for fiscal 2001, and the performance of the CEO and COO relative to the long-term objectives of the Company. Based on that review, no bonuses were paid for fiscal 2001; in addition, the Committee recommended no salary increases for fiscal 2002. Historically, the Committee takes into account the success of the Company in meeting its financial performance objectives for the prior year and the CEO's and COO's length of service to the Company in determining base salary.

     The foregoing report is submitted by the members of the Company's Compensation Committee.

                            Wayne E. Shaffer
                           Neil H. Borden, Jr.

                        STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return, assuming reinvestment of dividends, to the shareholders of the Company (OAR) during the five-year period ended January 31, 2001, as well as an overall stock market index (The Russell 2000 Index) and the Company's peer group index.

                 Comparison of Five-Year Cumulative Total Return
               Ohio Art Company, Russell 200 Index and Peer Group
                     (Performance Results Through 1/31/2001)


                                    [GRAPH]


  -------------------------------------------------------------------------------------------------------------
                                    1/31/96      1/31/97       1/31/98      1/31/99       1/31/00      1/31/01
  -------------------------------------------------------------------------------------------------------------
  Ohio Art Company                  $100.00       $62.96        $52.76       $63.50        $73.19       $11.63
  Russell 2000 Index                $100.00      $118.89       $140.19      $140.31       $163.14      $164.95
  Peer Group                        $100.00      $105.89       $149.69      $107.29        $56.79       $66.41
  -------------------------------------------------------------------------------------------------------------
Assumes $100 invested at the close of trading on 1/31/96 in Ohio Art Company stock, Russell 2000 Index, and Peer Group.


     The Company maintains defined benefit qualified retirement plans applicable to employees of the Company and its subsidiaries, providing a pension based on compensation and years of service.

     Set forth below are estimated annual benefits payable for the lifetime of a participant who is in both of the Company's defined benefit plans on retirement at age 65 in the remuneration and service class specified. Plan beneficiaries may elect actuarially equivalent benefits including lump sum benefits under one plan.

              ESTIMATED ANNUAL RETIREMENT BENEFITS (1)
                                  Years of Service at Retirement (2)
     Average                 ------------------------------------------
  Compensation (3)              10          20          25         30
  ---------------            -------     -------     -------    -------
    $100,000 ............... $14,000     $27,600     $34,300    $41,100
     200,000 ...............  26,300      52,200      65,100     78,000
     250,000 ...............  32,500      64,500      80,500     96,400
     300,000 ...............  38,600      76,800      95,800    114,900
     350,000 ...............  44,800      89,100     111,200    133,300
     400,000 ...............  50,900     101,400     126,600    151,800

(1) One plan was amended on March 13, 1992 to comply with Tax Reform Act of 1986. Individuals' benefits are never less than the benefits based on the provisions of the plan prior to amendment, determined as of March 31, 1992, or, for certain highly compensated employees, as of December 30, 1989.

(2) Benefits will vary slightly between individuals because benefit rate increases under one plan apply only to service after the effective date of the increase. Benefits shown include the maximum benefit payable for retirements during 2001 under this plan.

(3) Under one plan, based on the average of the highest five consecutive years of the ten years prior to retirement. The Internal Revenue Code limits the amount of annual compensation that may be taken into account in determining an individual's benefit accrued under a qualified retirement plan. The current maximum amount of annual compensation is $170,000, and this limit is expected to be adjusted annually to reflect cost-of-living increases.

     The years of credited service for participants listed in the remuneration table are William C. Killgallon 32 years and Martin L. Killgallon II, 22 years. Although current IRS regulations limit compensation that may be taken into account in determining an individual's pension to $170,000 per year and lower amounts prior to 2000, the Company has a non-qualified supplemental pension plan which will make up the difference between actual compensation and the IRS limitation. The plan covers both individuals listed under Compensation of Executive Officers. Based on the supplemental plan, the current covered compensation for both of the above individuals is William C. Killgallon $323,861 and Martin L. Killgallon II $319,539.


                          BOARD OF DIRECTORS

     The Company's Board of Directors had five regular meetings in the calendar year 2000. Members of the Board who are not otherwise compensated by the Company, received a fee of $12,000 for their services in the calendar year 2000, and in addition, were compensated at a rate of $1,000 for each committee meeting held on a date other than a Board meeting date and each Board meeting in excess of five per year attended. Each incumbent director attended and or participated telephonically in at least 50% of the meetings of the Board and committees of which he was a member.

                                   COMMITTEES

     The Company has standing Executive, Audit, and Compensation Committees, but no Nominating Committee, changes in the Board of Directors being considered by the whole Board.

     Executive Committee.  The members of the Executive Committee are
William C. Killgallon, and Martin L. Killgallon II. The Executive Committee met two times in calendar year 2000. The Executive Committee has all of the authority of the Board of Directors (except for action relating to dividends, stock issuances, and certain fundamental corporate changes) between Board meetings.

     Audit Committee. The members of the Audit Committee are Wayne E. Shaffer, Neil H. Borden, Jr. and Joseph A. Bockerstette. In calendar year 2000, this Committee met three times. The Committee advised on the appointment of independent auditors and consulted with management and with the Company's independent auditors with respect to the scope of the audit performed by such auditors, reviewed the audit report and management letter received from the independent auditors and management's response to the letter, reviewed the system of internal controls, reviewed performance of the Company personnel responsible for accounting matters, and discussed fees paid to the independent auditors.

     Compensation Committee. The members of the Compensation Committee are Wayne
E. Shaffer and Neil H. Borden, Jr. In calendar year 2000, this Committee met once. This Committee reviews and recommends compensation of those employees drawing over $75,000 per year.

                             AUDIT COMMITTEE REPORT

         The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors (a copy of which is attached to this Proxy Statement as Appendix A), include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

         We have reviewed and discussed with senior management the Company's audited financial statements included in the 2000 Annual Report to Stockholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with generally accepted accounting principles.

         We have discussed with Crowe, Chizek and Company LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

         We have received from Crowe Chizek a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Crowe Chizek and the Company that in their professional judgment may reasonably be thought to bear on independence. Crowe Chizek has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

         Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2000 Annual Report to Stockholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission..

         As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company's independent auditors with respect to such financial statements.

                                                     Joseph A. Bockerstette

                                                     Neil H. Borden, Jr.

                                                     Wayne E. Shaffer

                         INDEPENDENT AUDITORS

     The Board of Directors selected PriceWaterhouseCoopers LLP, to be the independent auditors for the current year. On November 3, 2000, the Company was informed that PriceWaterhouseCoopers LLP had sold their Fort Wayne, Indiana practice to Crowe, Chizek and Company LLP. Effective November 3, 2000, the Company terminated its appointment of PriceWaterhouseCoopers LLP as the Company's principal accountants.

         The Audit Committee of the Company's Board of Directors and the full Board of Directors approved Crowe, Chizek and Company LLP as its principal accountants. Representatives of Crowe, Chizek and Company LLP are expected to be present at the annual meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by The Company's independent auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended January 31, 2001, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended April 30, 2000, July 30, 2000 and October 30, 2000, were approximately $114,000.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed by the Company's independent auditors for the Company's most recent fiscal year for professional services rendered in connection with (i) operating or supervising the operation of, the Company's information system or managing the Company's local area network and (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole, were approximately $103,000.

All Other Fees

The aggregate fees for all other services rendered by its independent auditors for the Company's most recent fiscal year were approximately $22,000. These fees were incurred for work performed by the independent auditors with respect to review of the Company's pension plans, as well as research into tax issues and requirements for SEC filings.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent auditors during the Company's most recent fiscal year are compatible with maintaining the independence of such auditors.

                          SHAREHOLDER PROPOSALS

     For inclusion in the Company's 2002 proxy statement, all shareholder proposals for consideration at the annual meeting of the shareholders of the Company to be held in 2002 must be received at the Company's executive offices by December 3, 2001. Proposals must also comply with regulations of the Securities and Exchange Commission.

                              OTHER BUSINESS

     The management knows of no other business to be transacted, but if any other business does come before the meeting, the persons named as proxies will vote or act with respect to such business in accordance with their best judgment.


                                                 William C. Killgallon
Dated: May 10, 2001                              Chairman of the Board

                                   Appendix A

AUDIT COMMITTEE CHARTER


Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of three or more directors, as determined by the Board. The members of the Audit Committee will meet the current independence and experience requirements of the American Stock Exchange
(AMEX).

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders relating to corporate accounting, reporting practices of the company, and the quality and integrity of the financial reports of the company. In so doing, it is the responsibility of the Audit Committee to maintain free, effective, and open means of communication among the directors, the independent auditors, and the financial management of the company.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

Review and recommend to the directors, the independent auditors to be selected to audit the financial statement of the company, and its divisions and subsidiaries. The company's independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, and the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

Assess the external auditors' process for identifying and responding to key audit and internal control risks.

Review the external auditors' identification of issues and business and financial risks and exposures.

Confirm and assure the independence of the independent auditors, including a review of the nature of all services provided by the independent auditors and the related fees.

Require the independent auditors to periodically submit a formal written statement delineating all relationships between the auditors and the company, actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and, if appropriate, recommend that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendation for the improvement of such internal control procedures or particular areas where new or more effective controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payment, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review company policy statements to determine their adherence to the code of conduct.

Instruct the independent accountants to advise in writing to the Audit Committee and management of the company of any matters identified through procedures followed for interim quarterly financial statements, such notification to be made prior to any public release.

Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

Review accounting and financial human resources and succession planning within the company.

Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

Investigate any matters brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose at the company's expense if, in its judgment, that is appropriate.

Review and reassess the adequacy of this charter on an annual basis and recommend any proposed changes to the Board of Directors for approval.

                 PROXY SOLICITED BY BOARD OF DIRECTORS

      THE OHIO ART COMPANY - MEETING OF SHAREHOLDERS - JUNE 5, 2001

     The undersigned hereby appoints Joseph A. Bockerstette and Jerry D. Kneipp, and each of them and each with power of substitution to vote the stock of the undersigned at the annual meeting of shareholders of THE OHIO ART COMPANY to be held June 5, 2001 or at any adjournment thereof, with all the powers the undersigned would possess if present. The proxies are instructed to vote as follows:

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEM 1. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

        (Continued and to be signed and dated on the other side)





Please mark boxes or X in blue or black ink.

1. ___ FOR ___ WITHHOLD AUTHORITY to elect, except as indicated, the three nominees listed below:
   Martin L. Killgallon II, Frank L. Gallucci, Joseph A. Bockerstette

  Instructions: To withhold authority to vote for any nominee, write the nominee's name on this line:
---------------------------------------------------------------------

2. In their discretion on all other matters which may properly come before the meeting.

                               Please sign name(s) exactly as imprinted.
                               Executors, administrators, trustees, and others signing in a representative capacity should indicate the capacity in which they sign.

                               Dated: _________________________,2001

                               -------------------------------------
                                            (Signature)

                               -------------------------------------
                                            (Signature)

                 PLEASE DATE, SIGN, AND RETURN THIS PROXY